Exhibit 99.1

Cash America Announces First Quarter Earnings Per Share Increase of 11% and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 24, 2014--Cash America International, Inc. (NYSE: CSH) announced today that net income attributable to the Company for the three-month period ended March 31, 2014 increased to $45,737,000 ($1.55 per share) compared to net income of $43,926,000 ($1.40 per share) for the same period in 2013. Consolidated fully diluted earnings per share was up 11% to $1.55 per share for the three-month period ended March 31, 2014, which is at the high end of the Company’s pre-release of its updated published guidance of expected earnings per share of between $1.50 and $1.55 per share from its press release dated April 10, 2014 and in excess of its initially published expectation of between $1.15 and $1.25 per share published on January 23, 2014. Included in the results for the first quarter ended March 31, 2014 is $1.8 million in expenses primarily related to the early extinguishment of debt, which equates to 4 cents per share after taxes. Excluding the after-tax impact of $1.1 million for these expenses, adjusted net income attributable to the Company, a non-GAAP measure, would have increased to $46.9 million for the three months ended March 31, 2014 and adjusted diluted net income per share, a non-GAAP measure, would have been $1.59 per share, up 14% from the same period in 2013.

Consolidated total revenue increased 5% to $493.1 million for the three-month period ended March 31, 2014 compared to $468.1 million in the same period in 2013. Consolidated net revenue increased 8% to $295.0 million during the first quarter of 2014, primarily due to lower loan losses in the Company’s online consumer loan portfolio. The higher level of net revenue contributed to a 9% increase in consolidated income from operations, which rose to $84.2 million for the three-month period ended March 31, 2014 compared to $77.6 million for the same period in 2013.

The Company’s E-Commerce segment generated a 14% increase in total revenue to $208.5 million for the three-month period ended March 31, 2014, primarily due to the continued growth in both its domestic and its foreign consumer loan balances, particularly in the installment loan and line of credit products. The E-Commerce segment experienced expanded marginal profitability during the first quarter of 2014 compared to the prior year, mostly due to lower levels of loan loss provision as a percent of revenue, which led to a 59% increase in income from operations for the E-Commerce segment. Operating income for the E-Commerce segment for the three-month period ended March 31, 2014 was $70.3 million compared to $44.2 million for the same period ended March 31, 2013.

Domestic pawn loan balances ended the period up 8%, to $213.0 million at March 31, 2014, compared to the same period in 2013, and domestic pawn loan fees and service charges were up 6% for the three-month period ended March 31, 2014, compared to the same period in 2013. However, the Company’s Retail Services segment, which includes both the Company’s domestic and Mexico-based pawn lending business, reported a 3% decrease in net revenue to $152.3 million for the three-month period ended March 31, 2014. The decrease in net revenue was primarily due to lower net proceeds from the sale of commercial jewelry merchandise.

Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The strategy of diversifying our consumer loan business away from single pay loans has begun to gain momentum as these portfolios are starting to stabilize and we are seeing efficiencies in our loss experience, which is generating improved marginal profitability of our E-Commerce business. Revenue from single payment loans was less than 20% of consolidated total revenue for Cash America in the first quarter. The overall scale of the multi-product consumer loan portfolio and its performance contributed significantly to Cash America’s financial results for the first quarter, which were well in excess of our initial estimates for the quarter.”

Cash America will host a conference call to discuss the first quarter results on Thursday, April 24 at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on May 21, 2014 to shareholders of record on May 7, 2014.

Outlook for the Second Quarter of 2014 and the 2014 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans. During the first quarter of 2014, the typical seasonal decline in loan balances occurred later in the quarter, which was consistent with the first quarter of 2013. This was due to delays in Federal Income Tax refunds to many of our customers. Typically, customers use a portion of these refunds to pay back existing loans and for the purchase of merchandise. At the outset of the second quarter the Company expects loan balances to begin to recover due to seasonal factors. The rate of this increase and the timing has a significant influence on second quarter results. Other elements expected to affect the growth in revenue in future periods include the potential impact of the regulatory governance of consumer loan products, the prevailing market price of gold and the development and expansion of the Company’s consumer loan products in its E-Commerce segment. Based on its views on the preceding factors, management expects that the second quarter 2014 earnings per share will be between 85 cents and 95 cents per share compared to 81 cents per share in the second quarter 2013. At this time, management leaves its previously reported expectations for its fiscal year 2014 earnings per share unchanged at a range of between $4.20 and $4.40. This guidance range compares to actual full year 2013 earnings per share of $4.66, which includes a tax benefit related to the disposition of assets and reorganization of the Company’s Mexico-based pawn lending business of $33.2 million ($1.09 per share), which was partially offset by unusual expense items of $14.4 million (47 cents per share) related to a litigation settlement during the third quarter of 2013, the closure of consumer lending locations, a regulatory penalty, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses for the early extinguishment of debt. Combining these amounts generates the net benefit of unusual items in 2013 of $18.8 million (62 cents per share). Adjusting for the full year effects of the net benefit in 2013 would result in adjusted net income attributable to the Company, a non-GAAP measure, of $123.7 million ($4.04 per share).

About the Company

As of March 31, 2014, Cash America International, Inc. operated 1,007 total locations offering specialty financial services to consumers, which included the following:

  867 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  93 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of March 31, 2014, the Company offered consumer loans over the Internet to customers:

  in 33 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.quickquidflexcredit.co.uk
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk

Non-GAAP Measures

The “Adjusted Earnings and Adjusted Earnings Per Share” table included in the attachments to this press release contain a reconciliation of adjusted net income attributable to the Company and adjusted net income attributable to the Company on a per share basis, which are non-GAAP measures, for the three-month period ended March 31, 2014 and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Consolidated Operations:
Total revenue	$493,100	$468,128
Net revenue	295,036	271,941
Total expenses	210,847	194,355

Income from Operations	$84,189	$77,586

Income before income taxes	72,484	69,716

Net Income	$45,737	$43,922

Net loss attributable to the noncontrolling interest	$—	$4

Net Income Attributable to Cash America International, Inc.	$45,737	$43,926

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.61	$1.51
Diluted	$1.55	$1.40

Weighted average common shares outstanding:
Basic	28,407	29,100
Diluted	29,500	31,371

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	March 31,		December 31,
	2014	2013	2013

Assets
Current assets:
Cash and cash equivalents	$79,286	$78,361	$69,238
Restricted cash	8,000	—	8,000
Pawn loans	218,093	202,982	261,148
Consumer loans, net	322,111	253,801	358,841
Merchandise held for disposition, net	192,936	146,041	208,899
Pawn loan fees and service charges receivable	43,814	40,560	53,438
Income taxes receivable	—	15,522	9,535
Prepaid expenses and other assets	35,659	38,431	33,655
Deferred tax assets	33,694	45,771	38,800
Total current assets	933,593	821,469	1,041,554
Property and equipment, net	258,134	255,165	261,223
Goodwill	705,492	611,240	705,579
Intangible assets, net	50,592	35,168	52,256
Other assets	20,664	12,405	21,129
Total assets	$1,968,475	$1,735,447	$2,081,741

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$108,599	$115,886	$142,078
Customer deposits	17,227	12,826	14,803
Income taxes currently payable	4,227	—	—
Current portion of long-term debt	22,606	22,606	22,606
Total current liabilities	152,659	151,318	179,487
Deferred tax liabilities	109,807	104,524	101,417
Noncurrent income tax payable	—	37,094	—
Other liabilities	917	1,418	1,031
Long-term debt	607,650	427,777	717,383
Total liabilities	$871,033	$722,131	$999,318

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	116,726	155,617	150,833
Retained earnings	1,062,737	922,347	1,017,981
Accumulated other comprehensive income	5,182	4,202	4,649
Treasury shares, at cost (2,140,368 shares, 1,713,387 shares and 2,224,902 shares as of March 31, 2014 and 2013, and as of December 31, 2013, respectively)	(90,227)	(70,596)	(94,064)
Total Cash America International, Inc. shareholders' equity	1,097,442	1,014,594	1,082,423
Noncontrolling interest	—	(1,278)	—
Total equity	1,097,442	1,013,316	1,082,423
Total liabilities and equity	$1,968,475	$1,735,447	$2,081,741

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue
Pawn loan fees and service charges	$80,187	$75,914
Proceeds from disposition of merchandise	176,455	178,717
Consumer loan fees	234,182	210,205
Other	2,276	3,292
Total Revenue	493,100	468,128
Cost of Revenue
Disposed merchandise	124,564	121,335
Consumer loan loss provision	73,500	74,852
Total Cost of Revenue	198,064	196,187
Net Revenue	295,036	271,941
Expenses
Operations and administration	191,586	176,824
Depreciation and amortization	19,261	17,531
Total Expenses	210,847	194,355
Income from Operations	84,189	77,586
Interest expense	(10,068)	(7,445)
Interest income	10	63
Foreign currency transaction loss	(101)	(377)
Loss on extinguishment of debt	(1,546)	—
Equity in loss of unconsolidated subsidiary	—	(111)
Income before Income Taxes	72,484	69,716
Provision for income taxes	26,747	25,794
Net Income	45,737	43,922
Net loss attributable to the noncontrolling interest	—	4
Net Income Attributable to Cash America International, Inc.	$45,737	$43,926
Earnings Per Share:

Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.61	$1.51
Diluted	$1.55	$1.40
Weighted average common shares outstanding:
Basic	28,407	29,100
Diluted	29,500	31,371
Dividends declared per common share	$0.035	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three months ended March 31, 2014 and 2013 (dollars in thousands).

	As of March 31,
	2014	2013	Change	% Change
Ending pawn loan balances
Domestic retail services	$212,908	$197,998	$14,910	7.5%
Foreign retail services	5,185	4,984	201	4.0%
Consolidated pawn loan balances	$218,093	$202,982	$15,111	7.4%
Ending merchandise balance, net
Domestic retail services	$187,891	$140,667	$47,224	33.6%
Foreign retail services	5,045	5,374	(329)	(6.1)%
Consolidated merchandise balance, net	$192,936	$146,041	$46,895	32.1%

	Three Months Ended March 31,
	2014	2013	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$78,467	$74,174	$4,293	5.8%
Foreign retail services	1,720	1,740	(20)	(1.1)%
Consolidated pawn loan fees and service charges	$80,187	$75,914	$4,273	5.6%
Average pawn loan balance outstanding
Domestic retail services	$236,447	$222,796	$13,651	6.1%
Foreign retail services	4,670	4,512	158	3.5%
Consolidated average pawn loans outstanding	$241,117	$227,308	$13,809	6.1%
Amount of pawn loans written and renewed
Domestic retail services	$232,560	$215,376	$17,184	8.0%
Foreign retail services	12,986	13,093	(107)	(0.8)%
Consolidated amount of pawn loans written and renewed	$245,546	$228,469	$17,077	7.5%
Average amount per pawn loan (in ones)
Domestic retail services	$125	$130	$(5)	(3.8)%
Foreign retail services	$87	$86	$1	1.2%
Consolidated average amount per pawn loan (in ones)	$123	$126	$(3)	(2.4)%
Annualized yield on pawn loans
Domestic retail services	134.6%	135.0%
Foreign retail services	149.4%	156.4%
Consolidated annualized yield on pawn loans	134.9%	135.4%
Gross profit margin on disposition of merchandise
Domestic retail services	29.6%	32.4%
Foreign retail services	22.8%	20.1%
Gross profit margin on disposition of merchandise	29.4%	32.1%
Merchandise turnover
Domestic retail services	2.4	3.1
Foreign retail services	2.7	2.7
Consolidated merchandise turnover	2.5	3.1

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company's cost basis in the pawn loan or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three months ended March 31, 2014 and  2013 (dollars in thousands).

	Three Months Ended March 31,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$142,293	$34,162	$176,455	$112,410	$66,307	$178,717
Gross profit on disposition	$49,352	$2,539	$51,891	$41,990	$15,392	$57,382
Gross profit margin	34.7%	7.4%	29.4%	37.4%	23.2%	32.1%
Percentage of total gross profit	95.1%	4.9%	100.0%	73.2%	26.8%	100.0%

The table below summarizes the age of merchandise held for disposition related to the Company’s pawn lending operations before valuation allowance of $1.3 million and $0.9 million as of March 31, 2014 and 2013, respectively (dollars in thousands):

	As of March 31,
	2014		2013
	Amount	%	Amount	%
Jewelry - held for one year or less	$108,131	55.7%	$85,344	58.1%
Other merchandise - held for one year or less	73,609	37.9%	52,852	36.0%
Total merchandise held for one year or less	181,740	93.6%	138,196	94.1%
Jewelry - held for more than one year	5,163	2.7%	3,199	2.2%
Other merchandise - held for more than one year	7,342	3.7%	5,497	3.7%
Total merchandise held for more than one year	12,505	6.4%	8,696	5.9%
Total merchandise held for disposition	$194,245	100.0%	$146,892	100.0%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table sets forth interest and fees on consumer loans by product type and segment, and the related loan loss provision for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014				2013
	Short-term loans	Line of credit accounts	Installment loans	Total	Short-term loans	Line of credit accounts	Installment loans	Total

Retail services	$21,998	$—	$3,761	$25,759	$25,207	$—	$3,115	$28,322
E-commerce
Domestic	44,394	35,016	29,638	109,048	47,596	23,234	19,811	90,641
Foreign	28,583	38,020	32,772	99,375	67,412	—	23,830	91,242
Total E-commerce	72,977	73,036	62,410	208,423	115,008	23,234	43,641	181,883
Consumer loan fees	$94,975	$73,036	$66,171	$234,182	$140,215	$23,234	$46,756	$210,205
Less: consumer loan loss provision	21,761	23,375	28,364	73,500	45,166	6,553	23,133	74,852
Consumer loan fees, net loss provision	$73,214	$49,661	$37,807	$160,682	$95,049	$16,681	$23,623	$135,353
Year-over-year change - $	$(21,835)	$32,980	$14,184	$25,329	$2,954	$8,450	$13,492	$24,896
Year-over-year change - %	(23.0)%	197.7%	60.0%	18.7%	3.2%	102.7%	133.2%	22.5%
Consumer loan loss provision as a % of consumer loan fees	22.9%	32.0%	42.9%	31.4%	32.2%	28.2%	49.5%	35.6%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three months ended March 31, 2014 and 2013.

The following table shows short-term loans and related loan loss activity, which is based on the volume of loans written and renewed, for the three months ended March 31, 2014 and 2013.

	Three Months Ended
	March 31,
	2014	2013
Short-term consumer loans:
Consumer loan loss provision	$21,761	$45,166
Charge-offs (net of recoveries)	25,922	49,965
Allowance and liability for losses	22,586	44,117
Combined consumer loans and fees receivable, gross(a)	136,032	202,504
Short-term loans:
Consumer loan loss provision as a % of combined consumer loans written and renewed(b)	4.1%	6.2%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(b)	4.9%	6.9%
Consumer loan loss provision as a % of consumer loan fees	22.9%	32.2%
Allowance and liability for losses as a % of combined consumer loans and fees receivable, gross(a)	16.6%	21.8%

(a) Non-GAAP measure.

(b) The disclosure regarding the amount of short-term consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table shows line of credit accounts and related loan loss activity, which is based on average amount of consumer loan balance, for the three months ended March 31, 2014 and 2013.

	Three Months Ended
	March 31,
	2014	2013
Line of credit accounts:
Consumer loan loss provision	$23,375	$6,553
Charge-offs (net of recoveries)	26,490	9,596
Allowance and liability for losses	26,669	8,064
Average consumer loan balance(a)	122,403	39,828
Line of credit accounts:
Consumer loan loss provision as a % of average consumer loan balance(a)	19.1%	16.5%
Charge-offs (net of recoveries) as a % of average consumer loan balance(a)	21.6%	24.1%
Consumer loan loss provision as a % of consumer loan fees	32.0%	28.2%
Allowance for losses as a % of average consumer loan balance(a)	21.8%	20.2%

(a) The average consumer loan balance for line of credit accounts is the simple average of the beginning and ending consumer loan balance for line of credit accounts.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table shows installment loans and related loan loss activity, which is based on average amount of combined consumer loan balance, for the three months ended March 31, 2014 and 2013.

	Three Months Ended
	March 31,
	2014	2013
Installment loans:
Consumer loan loss provision	$28,364	$23,133
Charge-offs (net of recoveries)	31,869	24,730
Allowance and liability for losses	30,910	27,581
Installment loan average loan balance:(a)
Company owned	$183,765	$129,955
Guaranteed by the Company(b)	10,877	9,263
Combined average consumer loan balance(c)	$194,642	$139,218
Installment loans:
Consumer loan loss provision as a % of combined average consumer loan balance(a)(c)	14.6%	16.6%
Charge-offs (net of recoveries) as a % of combined average consumer loan balance(a)(c)	16.4%	17.8%
Consumer loan loss provision as a % of consumer loan fees	42.9%	49.5%
Allowance and liability for losses as a % of combined average consumer loan balance(a)(c)	15.9%	19.8%

(a) The average consumer loan balance for installment loans is the simple average of the beginning and ending consumer loan balance for installment loans.
(b) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's financial statements.
(c) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table summarizes consumer loan balances outstanding as of March 31, 2014 and 2013 (dollars in thousands):

	As of March 31,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$36,580	$3,434	$40,014	$38,747	$4,774	$43,521
Installment loans	7,692	9,114	16,806	9,667	9,130	18,797
Total Retail Services, gross	44,272	12,548	56,820	48,414	13,904	62,318
E-Commerce
Domestic
Short-term loans	26,073	29,643	55,716	28,278	29,592	57,870
Line of credit accounts	55,862	—	55,862	36,955	—	36,955
Installment loans	76,876	—	76,876	40,292	—	40,292
Total Domestic, gross	158,811	29,643	188,454	105,525	29,592	135,117
Foreign
Short-term loans	40,302	—	40,302	100,703	410	101,113
Line of credit accounts	63,142	—	63,142	—	—	—
Installment loans	93,293	—	93,293	76,826	—	76,826
Total Foreign, gross	196,737	—	196,737	177,529	410	177,939
Total E-Commerce, gross	355,548	29,643	385,191	283,054	30,002	313,056
Total ending loan balance, gross	399,820	42,191	442,011	331,468	43,906	375,374
Less: Allowance and liabilities for losses	(77,709)	(2,456)	(80,165)	(77,667)	(2,095)	(79,762)
Total ending loan balance, net	$322,111	$39,735	$361,846	$253,801	$41,811	$295,612
Allowance and liability for losses as a % of consumer loan balances, gross	19.4%	5.8%	18.1%	23.4%	4.8%	21.2%

(a) GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the CSO programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its consolidated balance sheets.

(b) Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize the consumer loans written and renewed for the three months ended March 31, 2014 and 2013 (dollars in thousands, except where otherwise noted).

	Three Months Ended March 31,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$159,460	$18,364	$177,824	$171,920	$28,326	$200,246
Installment loans	1,825	4,438	6,263	1,446	3,712	5,158
Total Retail Services	161,285	22,802	184,087	173,366	32,038	205,404
E-Commerce
Domestic
Short-term loans	71,456	162,728	234,184	72,628	174,266	246,894
Line of credit accounts	40,613	—	40,613	28,806	—	28,806
Installment loans	40,311	—	40,311	24,671	—	24,671
Total Domestic	152,380	162,728	315,108	126,105	174,266	300,371
Foreign
Short-term loans	115,182	—	115,182	266,327	13,232	279,559
Line of credit accounts	74,996	—	74,996	—	—	—
Installment loans	72,412	—	72,412	40,585	—	40,585
Total Foreign	262,590	—	262,590	306,912	13,232	320,144
Total E-Commerce	414,970	162,728	577,698	433,017	187,498	620,515
Total amount of consumer loans written and renewed	$576,255	$185,530	$761,785	$606,383	$219,536	$825,919
Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	328,465	33,488	361,953	355,313	53,989	409,302
Installment loans	1,494	3,041	4,535	1,396	634	2,030
Total Retail Services	329,959	36,529	366,488	356,709	54,623	411,332
E-Commerce
Domestic
Short-term loans	214,231	232,242	446,473	243,248	235,222	478,470
Line of credit accounts	171,105	—	171,105	111,651	—	111,651
Installment loans	30,028	—	30,028	23,185	—	23,185
Total Domestic	415,364	232,242	647,606	378,084	235,222	613,306
Foreign
Short-term loans	214,871	—	214,871	466,904	17,316	484,220
Line of credit accounts	244,237	—	244,237	—	—	—
Installment loans	60,101	—	60,101	33,075	—	33,075
Total Foreign	519,209	—	519,209	499,979	17,316	517,295
Total E-Commerce	934,573	232,242	1,166,815	878,063	252,538	1,130,601
Total number of consumer loans written and renewed	1,264,532	268,771	1,533,303	1,234,772	307,161	1,541,933

(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three months ended March 31, 2014 and 2013 (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Three Months Ended March 31, 2014
Revenue
Pawn loan fees and service charges	$78,467	$1,720	$80,187	$—	$—	$—	$—	$—	$80,187
Proceeds from disposition of merchandise	172,170	4,285	176,455	—	—	—	—	—	176,455
Consumer loan fees	25,759	—	25,759	109,048	99,375	—	208,423	—	234,182
Other	2,002	85	2,087	39	3	—	42	147	2,276
Total revenue	278,398	6,090	284,488	109,087	99,378	—	208,465	147	493,100
Cost of revenue
Disposed merchandise	121,258	3,306	124,564	—	—	—	—	—	124,564
Consumer loan loss provision	7,598	—	7,598	28,635	37,267	—	65,902	—	73,500
Total cost of revenue	128,856	3,306	132,162	28,635	37,267	—	65,902	—	198,064
Net revenue	149,542	2,784	152,326	80,452	62,111	—	142,563	147	295,036
Expenses
Operations and administration	101,153	3,249	104,402	23,408	25,120	19,639	68,167	19,017	191,586
Depreciation and amortization	10,304	403	10,707	1,905	523	1,690	4,118	4,436	19,261
Total expenses	111,457	3,652	115,109	25,313	25,643	21,329	72,285	23,453	210,847
Income (loss) from operations	$38,085	$(868)	$37,217	$55,139	$36,468	$(21,329)	$70,278	$(23,306)	$84,189
As of March 31, 2014
Total assets	$1,120,709	$78,181	$1,198,890	$403,798	$211,420	$15,445	$630,663	$138,922	$1,968,475
Goodwill			$495,130				$210,362		$705,492
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Three Months Ended March 31, 2013
Revenue
Pawn loan fees and service charges	$74,174	$1,740	$75,914	$—	$—	$—	$—	$—	$75,914
Proceeds from disposition of merchandise	174,150	4,567	178,717	—	—	—	—	—	178,717
Consumer loan fees	28,322	—	28,322	90,641	91,242	—	181,883	—	210,205
Other	2,500	93	2,593	441	7	—	448	251	3,292
Total revenue	279,146	6,400	285,546	91,082	91,249	—	182,331	251	468,128
Cost of revenue
Disposed merchandise	117,687	3,648	121,335	—	—	—	—	—	121,335
Consumer loan loss provision	6,778	—	6,778	29,823	38,251	—	68,074	—	74,852
Total cost of revenue	124,465	3,648	128,113	29,823	38,251	—	68,074	—	196,187
Net revenue	154,681	2,752	157,433	61,259	52,998	—	114,257	251	271,941
Expenses
Operations and administration	90,702	3,603	94,305	21,405	24,647	19,530	65,582	16,937	176,824
Depreciation and amortization	8,801	399	9,200	2,428	560	1,455	4,443	3,888	17,531
Total expenses	99,503	4,002	103,505	23,833	25,207	20,985	70,025	20,825	194,355
Income (loss) from operations	$55,178	$(1,250)	$53,928	$37,426	$27,791	$(20,985)	$44,232	$(20,574)	$77,586
As of March 31, 2013
Total assets	$915,772	$128,534	$1,044,306	$359,363	$185,439	$15,150	$559,952	$131,189	$1,735,447
Goodwill			$400,871				$210,369		$611,240

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

Corporate operations primarily include corporate expenses, such as legal, occupancy, executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

During the first quarter of 2014, the Company changed the presentation of financial information within its e-commerce segment to report certain administrative and depreciation and amortization expenses within that segment separately from its domestic and foreign operating components. Administrative expenses in the e-commerce segment, which were previously allocated between the domestic and foreign components based on the amount of loans written and renewed, are included under the “Admin” heading within the e-commerce segment information in the tables above. Depreciation and amortization related to the e-commerce administrative function is also included in this category. For comparison purposes, amounts for prior years have been conformed to the current presentation.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of March 31, 2014 and 2013. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, some recently acquired domestic retail services locations operate under various names that are expected to be changed to “Cash America Pawn.” The Company’s foreign retail services locations operate under the name “Cash America casa de empeño.”

	As of March 31,
	2014			2013
	Domestic(a)	Foreign	Total	Domestic(a)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	582	—	582	580	—	580
Pawn lending only	247	47	294	167	47	214
Consumer lending only	38	—	38	81	—	81
Other(b)	93	—	93	91	—	91
Total retail services	960	47	1,007	919	47	966

(a) Except as described in (b) below, includes locations that operated in 22 states in the United States as of March 31, 2014 and 2013, respectively.

(b) As of March 31, 2014 and 2013, includes 93 and 91 unconsolidated franchised check cashing locations, respectively. As of March 31, 2014 and 2013, includes locations operating in 14 and 15 states in the United States, respectively.

E-Commerce Segment

As of March 31, 2014 and 2013, the Company’s e-commerce segment operated in 33 and 32 states, respectively, in the United States and in three foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below, especially the adjustment for the loss on the extinguishment of a portion of the Company's convertible senior notes (the "Debt Extinguishment") and the charges related to the Company's settlement of a litigation matter in 2013 (the "2013 Litigation Settlement") are useful to investors in order to allow them to compare the Company’s financial results for the current quarter with the prior year quarter, respectively.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation for the three months ended March 31, 2014 and 2013, respectively, between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2014		2013
	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income and diluted earnings per share attributable to Cash America International, Inc.	$45,737	$1.55	$43,926	$1.40
Adjustments (net of tax):
Loss on Debt Extinguishment(b)	974	0.03	—	—
2013 Litigation Settlement(c)	164	0.01	—	—
Adjusted net income and diluted net income per share attributable to the Company	46,875	1.59	43,926	1.40
Other adjustments (net of tax):
Intangible asset amortization	1,047	0.04	832	0.03
Non-cash equity-based compensation	942	0.03	988	0.03
Convertible debt non-cash interest and issuance cost amortization	374	0.01	626	0.02
Foreign currency transaction loss	64	—	238	0.01
Adjusted earnings and adjusted earnings per share	$49,302	$1.67	$46,610	$1.49

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

(b) For the three months ended March 31, 2014, represents charges related to the early extinguishment of debt of $1.5 million, net of tax benefit of $0.5 million.
(c) For the three months ended March 31, 2014, represents charges related to the 2013 Litigation Settlement of $0.3 million, net of tax benefit of $0.1 million

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The following table shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s estimated enterprise value. In addition, management believes that the adjustments shown below, especially the adjustments for the closure of 36 consumer lending-only retail services locations in Texas during the second half of 2013 (the "Texas Consumer Loan Store Closures"), the penalty paid to the Consumer Financial Protection Bureau ("CFPB") in connection with the issuance of a consent order by the CFPB (the "Regulatory Penalty"), charges related to the 2013 Litigation Settlement, an income tax benefit related to the change of tax basis in the stock of one of its subsidiaries in connection with the Mexico Reorganization (as defined below) (the "Creazione Deduction"), the withdrawal in July 2012 of the proposed initial public offering by the Company's wholly-owned subsidiary, Enova International, Inc. ("Enova IPO"), the reorganization of the Company's Mexico-based pawn operations during 2012 (the "Mexico Reorganization") and a voluntary program to reimburse Ohio customers in connection with legal collections proceedings initiated by the Company in Ohio (the "Ohio Reimbursement Program"), including a decrease in the Company's remaining liability related to the Ohio Reimbursement Program during 2013 after the assessment of the claims made to date and related matters (the "Ohio Adjustment"), are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of these income and expense items. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

	Trailing 12 Months Ended
	March 31,
	2014	2013
Net income attributable to Cash America International, Inc.	$144,339	$109,929
Adjustments:
Texas Consumer Loan Store Closures(a)	1,373	—
Regulatory Penalty(b)	5,000	—
2013 Litigation settlement(c)	18,260	—
Charges related to withdrawn proposed Enova IPO(d)		3,424
Charges related to Mexico Reorganization(e)		28,873
Charges related to Ohio Adjustment and Ohio Reimbursement Program(f)	(5,000)	13,400
Depreciation and amortization expenses(g)	74,822	65,774
Interest expense, net	38,921	29,222
Foreign currency transaction loss	929	777
Equity in loss of unconsolidated subsidiary	25	289
Loss on Debt Extinguishment(h)	2,153	—
Provision for income taxes(i)	31,707	78,981
Net loss attributable to the noncontrolling interest(j)	312	(4,866)
Adjusted EBITDA	$312,841	$325,803
Adjusted EBITDA margin calculated as follows:
Total revenue	$1,822,198	$1,811,070
Adjusted EBITDA	$312,841	$325,803
Adjusted EBITDA as a percentage of total revenue	17.2%	18.0%

(a) Represents charges related to the Texas Consumer Loan Store Closure of $1.4 million, before tax benefit of $0.5 million.
(b) Represents charges for the Regulatory Penalty, which is nondeductible for tax purposes.
(c) Represents charges related to the 2013 Litigation Settlement of $18.3 million, before tax benefit of $6.7 million.
(d) Represents charges directly related to the withdrawn Enova IPO, before tax benefit of $1.3 million.

(e) Represents charges related to the Mexico Reorganization, before tax benefit of $1.2 million and noncontrolling interest of $2.3 million. Includes $12.6 million and $7.2 million of depreciation and amortization expenses and charges for the recognition of a deferred tax asset valuation allowance, respectively, as noted in (g) and (i) below.

(f) For the trailing 12 months ended March 31, 2014, represents the Ohio Adjustment of $5.0 million, before tax provision of $1.8 million. For the trailing 12 months ended March 31, 2013, represents charges related to the Ohio Reimbursement Program, before tax benefit of $5.0 million.

(g) For the trailing 12 months ended March 31, 2014, excludes $0.2 million of depreciation and amortization expenses which are included in the Texas Consumer Loan Store Closures. For the trailing 12 months ended March 31, 2013, excludes $12.6 million of depreciation and amortization expenses which are included in "Charges related to the Mexico Reorganization".

(h) For the trailing 12 months ended March 31, 2014, represents charges of $2.2 million, before tax benefit of $0.8 million, related to the early extinguishment of a portion of the Company's convertible notes due 2029.

(i) For the trailing 12 months ended March 31, 2014, includes income benefit of $33.2 million related to the Creazione Deduction. For the trailing 12 months ended March 31, 2013, excludes a $7.2 million charge for the recognition of a deferred tax asset valuation allowance which is included in “Charges related to the Mexico Reorganization” in the table above and includes an income tax benefit related to the Mexico Reorganization of $1.2 million.

(j) For the trailing twelve months ended March 31, 2013, includes $2.3 million of noncontrolling interests related to the Mexico Reorganization.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100